SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2004 (February 16, 2004)

UNITED AUTO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12297	22-3086739

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
Incorporation)

2555 Telegraph Rd
Bloomfield Hills, MI	48302-0954

(Address of Principal Executive Offices)	(Including Zip Code)

248-648-2500

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Item 12. Disclosure of Results of Operations & Financial Condition.
SIGNATURES
EXHIBIT INDEX
Purchase Agreement
Press Release dated February 17, 2004

Item 5. Other Events

     On February 17, 2004, United Auto Group issued a press release announcing its fourth quarter and full-year 2003 financial results and other information. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     On February 16, 2004, we entered into a purchase agreement providing for the issuance and sale of 3,240,000 shares of our common stock to Mitsui & Co., Ltd. and 810,000 shares of our common stock to Mitsui & Co. (U.S.A.), Inc. We refer to these two companies collectively as Mitsui. In exchange for these 4,050,000 shares, Mitsui will pay us $119,434,500, or $29.49 per share, which per share purchase price is the average of the closing trading prices for our common stock for the twenty business days prior to signing the purchase agreement. The purchase agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     If the sale of stock is completed, we, Mitsui and other investors affiliated with Penske Corporation will terminate the existing stockholders agreement relating to our common stock and Mitsui and the Penske affiliated entities will enter into a new stockholders agreement. In addition, we are granting registration rights to Mitsui, and Mitsui and the Penske affiliated entities are agreeing to certain “standstill” provisions in our favor, all as more fully described below.

     The Purchase Agreement. The Purchase Agreement provides that we will sell 4,050,000 shares of our common stock to Mitsui in exchange for $119,434,500, or $29.49 per share. The transaction is subject to customary closing conditions (which may be waived) as well as (1) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (2) approval of our stockholders, as more fully discussed below. If these conditions are not satisfied, then the sale of the shares will not occur. While we expect the parties to satisfy all of the closing conditions, we cannot assure you that this transaction will be consummated. If the sale is completed, we will use the proceeds of the sale for general corporate purposes, which may initially include reducing the outstanding indebtedness under our revolving credit facility, and may consist of additional capital improvements, potential acquisitions or other investments.

     Stockholder approval of the issuance of shares of common stock is required by the New York Stock Exchange rules since our common stock is listed on the New York Stock Exchange. Under these rules, because Mitsui currently owns 3,170,349 shares, or 7.6% of our outstanding common stock, and they have a representative on our Board of Directors, they may be deemed a “related party” of ours and the NYSE requires that certain issuances of shares, including the proposed issuance, to related parties be approved by stockholders. Under the New York Stock Exchange rules, approval by a majority of the stockholder votes cast at a special meeting called for that purpose is required before we can issue the shares of common stock under the Purchase Agreement.

     The Purchase Agreement also contains other agreements between the parties. The Penske affiliated companies and Mitsui have agreed to certain “standstill” provisions. Until termination of the new stockholders agreement, among other things and with some exceptions, the parties have agreed not to acquire or seek to acquire any of our capital stock or assets, enter into or propose business combinations involving us, participate in a proxy contest with respect to us or initiate or propose any stockholder proposals with respect to us. Notwithstanding the prior sentence, the Purchase Agreement permits (1) any transaction approved by either a majority of disinterested members of the Board of Directors or a majority of the disinterested stockholders, (2) in the case of Mitsui, the acquisition of securities if, after giving effect to such acquisition, the beneficial ownership in us is less than or equal to 49%, (3) in the case of the Penske affiliated companies, the acquisition of securities if, after giving effect to such acquisition, the beneficial ownership in us is less than or equal to 65%, and (4) the acquisition of securities resulting from equity grants by the Board of Directors to individuals for compensatory purposes.

     We have also agreed to grant Mitsui the right to an observer to our Board of Directors as long as they own at least 2.5% of our outstanding common stock, and the right to have an appointee designated as a senior vice president of the Company, as long as they own at least 10% of our outstanding common stock. We also agreed not to take any action that would restrict the ability of a stockholder to propose, nominate or vote for any person as a director of us, subject to certain limitations.

     The Registration Rights Agreement. In connection with the sale of the shares, we have agreed to amend and restate our existing registration rights agreements with Mitsui. Under prior agreements, if we propose to register any of the Penske affiliated company registrable securities as a result of a demand pursuant to the Penske registration rights agreements, Mitsui is entitled to request inclusion of all or any part of its common stock in any registration of securities by us on Forms S-1, S-2 and S-3 under the Securities Act.

     Under the new amended and restated agreement, Mitsui will retain these rights as to any similar equity offering by the Company, including a Penske registration. In addition, pursuant to the new agreement, Mitsui may require us on two occasions to register all or part of their common stock. We have agreed to pay all expenses (subject to some limitations) incident to the registration and disposition of the securities registered pursuant to the Registration Rights Agreement (other than underwriting discounts and commissions).

     The Stockholders Agreement. If the sale of stock by the Company to Mitsui is completed, the existing stockholders agreement will be terminated and Mitsui and the Penske affiliated companies will enter into a new Stockholders Agreement. Under the new Stockholders Agreement, the Penske affiliated companies will agree to vote their shares for one director who is a representative of Mitsui. In turn, Mitsui will agree to vote their shares for up to fourteen directors voted for by the Penske affiliated companies. In addition, the Penske entities agreed that if they transfer any shares, other than to certain permitted transferees or affiliates, Mitsui would be entitled to “tag along” by transferring a specified amount of their shares upon similar terms and conditions, subject to the right of the Penske affiliated companies to transfer, in the aggregate, up to five percent of their current ownership without complying with the “tag-along” provisions. This agreement terminates on its tenth anniversary, upon the mutual consent of the parties or when either party no longer owns any of our common stock.

     The securities expected to be sold to Mitsui will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7. Financial Statements and Exhibits

Exhibit 10.1	Purchase Agreement dated as February 16, 2004 among United Auto Group, Inc., Mitsui & Co., Ltd., Mitsui & Co. (U.S.A.), Inc., International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Penske Corporation and Penske Automotive Holdings Corp. (including the form of registration rights agreement attached thereto as Exhibit A).

Exhibit 99.1	Press Release dated February 17, 2004.

Item 12. Disclosure of Results of Operations & Financial Condition.

     On February 17, 2004, United Auto Group issued a press release announcing its fourth quarter and full-year 2003 financial results and other information. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2004	United Auto Group, Inc.
	By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.
Executive Vice President

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 10.1	Purchase Agreement dated as February 16, 2004 among United Auto Group, Inc., Mitsui & Co., Ltd., Mitsui & Co. (U.S.A.), Inc., International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Penske Corporation and Penske Automotive Holdings Corp. (including the form of registration rights agreement attached thereto as Exhibit A).

Exhibit 99.1	Press Release dated February 17, 2004